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                                                                   EXHIBIT 10.9


                            FORM OF OPTION AGREEMENT

         This Option Agreement (the "Agreement") is made and entered into as of _______, 2000 by and between Sabre Inc., a Delaware corporation ("Sabre"), and Travelocity.com Inc., a Delaware corporation ("Travelocity.com").

         WHEREAS, Sabre, Travelocity Holdings, Inc., a Delaware corporation, Travelocity.com and Preview Travel, Inc., a Delaware corporation ("Preview") have entered into an Agreement and Plan of Merger, dated October __, 1999 (the "Merger Agreement") pursuant to which Preview will be merged with and into Travelocity.com, with Travelocity.com as the surviving corporation; and

         WHEREAS, it is a condition precedent to the obligation of Preview to consummate the transactions contemplated by the Merger Agreement that the parties hereto enter into this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and in consideration of Preview consummating the transactions contemplated by the Merger Agreement, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Definitions. As used herein, the following terms shall have the respective meanings set forth below:


                 "Effective Time" shall have the meaning ascribed to that term in the Merger Agreement.

                 "Option Shares" shall mean that number of shares of Travelocity.com Common Stock equal to $50,000,000 divided by the Current Market Price.

                 "Current Market Price" means the average closing price per share of Preview Common Stock for the ten (10) trading days ending on the trading day immediately prior to the Effective Time.

                 "Travelocity.com Common Stock" means Common Stock, par value $.001 per share, of Travelocity.com, after the Effective Time.

                 "Preview Common Stock" means Common Stock, par value $.001 per share, of Preview, prior to the Effective Time.



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         Section 1.2 Put Option. (a) At any time after the Effective Time and on or before the date ten business days after the Effective Time, Travelocity.com shall have the option (the "Option") to sell to Sabre (or its designee), and Sabre shall be obligated to purchase (or cause its designee to purchase), all or any portion of the Option Shares at a price per share equal to the Current
Market Price.

                 (b) Travelocity.com may exercise the Option by sending written notice to Sabre on or before 5:00 p.m. Dallas, Texas time on the tenth business day following the Effective Time.

                 (c) The sale and purchase of the Option Shares (the "Closing") pursuant to this Agreement shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, NY 10004, two business days after the Travelocity.com provides notice to Sabre or such other date as is agreed by the parties. The date on which the Closing occurs is called the "Closing Date."

         Section 1.3   Deliveries at Closing.  At the Closing:

                 (a) Sabre (or its designee) shall deliver to Travelocity.com the purchase price of the Option Shares by cash, check or wire transfer to an account designated by Travelocity.com not less than one business day prior to the Closing; and

                 (b) Travelocity.com shall deliver to Sabre a certificate or certificates representing the Option Shares registered in the name of Sabre (or its designee).

         Section 1.4 Use of Proceeds. The proceeds from the sale of Option Shares under this Agreement shall be transferred by Travelocity.com to Travelocity.com LP, a Delaware limited partnership, as an additional capital contribution in exchange for additional partnership units as provided in Section
4.7 of the Amended and Restated Agreement of Limited Partnership of Travelocity.com LP.


                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF TRAVELOCITY.COM

         Travelocity.com hereby represents and warrant to Sabre as follows:

         Section 2.1 Organization; Good Standing. Travelocity.com is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         Section 2.2 Authority; Consents; No Conflicts. Travelocity.com has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Travelocity.com of this Agreement and consummation by Travelocity.com of the



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transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Travelocity.com; and no other corporate proceedings on the part of Travelocity.com or their respective security holders are necessary to authorize the execution, delivery and performance by Travelocity.com of the Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Travelocity.com, and constitutes the legal, valid and binding obligation of Travelocity.com, enforceable against Travelocity.com in accordance with its terms, except as enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws of general application relating to or affecting enforcement of creditors' rights and except to the extent that injunctive or other equitable relief is within the discretion of the court. Neither the execution, delivery or performance by Travelocity.com of this Agreement, nor the consummation by Travelocity.com of the transactions contemplated hereby will, with or without the giving of notice or the passage of time, or both, (i) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Travelocity.com; (ii) violate, conflict with, result in any breach of or constitute a default under, or result in or permit the modification, amendment, termination or cancellation of, or accelerate the performance required by any terms of, as the case may be, any agreement or instrument, to which Travelocity.com is a party; (iii) result in the creation or imposition of any security interest, encumbrance, claim, lien or charge of any kind (a "Lien") upon any of the property owned by Travelocity.com; (iv) violate or conflict with any law, ordinance, code, rule, regulation, standard, judgment, decree, writ, ruling, injunction, order or other requirement of any governmental, administrative or judicial authority or the common law (a "Legal Requirement") applicable to Travelocity.com; or (v) require any authorization, order, permit, consent or approval of, or notice to, or filing, registration or qualification (an "Approval"), with any national, regional, federal, state or local government, any state or other political subdivision thereof, any person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of any jurisdiction, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization (a "Government Authority") or Approval of, to or with any other third party to be obtained or made by Travelocity.com which has not heretofore been obtained or made.

         Section 2.3 Valid Issuance of Common Stock. The shares being issued hereunder, when issued, sold and delivered in accordance with the term of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.


                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF SABRE

         Sabre represents and warrants to Travelocity.com as follows:



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         Section 3.1 Organization. Sabre, is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         Section 3.2 Authority; Consents; No Conflicts. Sabre has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Sabre of this Agreement, and the performance and consummation by Sabre of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Sabre; and no other corporate proceedings on the part of Sabre is necessary to authorize the execution, delivery and performance by Sabre of this Agreement or the consummation by Sabre of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sabre and constitutes the legal, valid and binding obligation of Sabre, enforceable against Sabre in accordance with its terms, except as enforceability may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general application relating to or affecting enforcement of creditors' rights and except to the extent that injunctive or other equitable relief is within the discretion of the court. Neither the execution, delivery or performance by Sabre of this Agreement, nor the consummation of the transactions contemplated by this Agreement, will, with or without the giving of notice or the passage of time, or both, (i) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Sabre; (ii) violate, conflict with, result in any breach of or constitute a default under, or result in or permit the modification, amendment, termination or cancellation of or accelerate the performance required by any terms of, as the case may be, any agreement or instrument to which Sabre is a party; (iii) result in the creation of any Lien upon any of the property owned by Sabre; (iv) violate or conflict with any Legal Requirements applicable to Sabre; or (v) require any Approval by a Government Authority or other Approval of, to or with any other third party to be obtained or made by Sabre which has not heretofore been obtained or made.

                                   ARTICLE IV

                                  MISCELLANEOUS

         Section 4.1 Fees and Expenses. Each party shall bear its respective fees and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.

         Section 4.2 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (REGARDLESS OF THE LAWS THAT MIGHT BE APPLICABLE UNDER PRINCIPLES OF CONFLICTS OF LAW) AS TO ALL MATTERS, INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT AND PERFORMANCE.

         Section 4.3 Notices, etc. All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing (including facsimile or similar writing) and shall be given,



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         if to Travelocity.com, to

                  Sabre
                  Attention:    Executive Vice President and
                                Chief Financial Officer
                  Facsimile No.:

         and a copy to

                  Fried, Frank, Harris, Shriver & Jacobson
                  One New York Plaza
                  New York, NY  10004
                  Attention:  Charles M. Nathan
                  Facsimile No.:  212-898-4000

         if to Sabre to

                  Sabre
                  Attention:  General Counsel
                  Facsimile No.:

         with a copy to

                  Fried, Frank, Harris, Shriver & Jacobson
                  One New York Plaza
                  New York, NY  10004
                  Attention:  Charles M. Nathan
                  Facsimile No.:  212-898-4000

         or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section.

         Section 4.4 Binding Effect; Assignment; Third-Party Beneficiaries. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. No party may assign its rights and obligations hereunder without the prior written consent of the other party. This Agreement is not intended to create third-party beneficiaries.

         Section 4.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that the parties need not sign the same counterpart.



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         Section 4.6 Modifications. This Agreement may be amended or modified only by a written instrument duly executed by or on behalf of each party. No breach of any covenant, agreement, warranty or representation shall be deemed waived unless expressly waived in writing by and on behalf of the party who may assert such breach.

         Section 4.7 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

         Section 4.8 Entire Agreement. This Agreement incorporates all prior understandings relating to the subject matter hereof and sets forth the entire agreement of the parties with respect to the matters set forth herein.

         Section 4.9 Survival. All representations, warranties, covenants and agreements contained in or made pursuant to this Agreement shall survive (and not be affected in any respect by) the Closing indefinitely, irrespective of any investigation conducted by any party hereto and any information which any party may receive.



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         IN WITNESS WHEREOF, Sabre and Travelocity.com have executed this
Agreement on the date first above written.

                                   SABRE INC.


                                   By: ------------------------------
                                       Name:
                                       Title:


                                   TRAVELOCITY.COM INC.


                                   By: ------------------------------
                                       Name:
                                       Title:


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